Exhibit 3

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-22 21988G 718

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2001.

INTEREST ACCOUNT
----------------
Balance as of May 24, 2001 ...............................              $0.00
   Scheduled Income received on securities ...............      $1,607,623.13
   Unscheduled Income received on securities .............              $0.00

                                                               $1, 607,623.13

LESS:
   Distribution to Class A1 Holders ......................        -$57,106.62
   Distribution to Class A2 Holders ......................         -$5,412.06
   Distribution to Depositor .............................     -$1,545,104.45
Balance as of June 1, 2001 ...............................              $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of May 24, 2001 ...............................              $0.00
   Scheduled Principal payment received on securities ....              $0.00
LESS:
   Distribution to Holders ...............................              $0.00
Balance as of June 1, 2001 ...............................              $0.00

                  UNDERLYING SECURITIES HELD AS OF JUNE 1, 2001

Principal
Amount                    Title of Security
---------                 -----------------
$38,391,000       Washington Mutual Capital I 8.375% Subordinated Capital Income
                  Securities due June 1, 2027

                  CUSIP: 939318AA9

U.S Bank Trust National Association, as Trustee

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